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COMPANY CONTACT:                                  INVESTOR RELATIONS CONTACTS:
----------------                                  ---------------------------
Senesco Technologies, Inc.                        Lippert/Heilshorn & Associates
(732) 296-8400                                    Kim Sutton Golodetz
Joel Brooks                                       (kgolodetz@lhai.com)
Chief Financial Officer                            ------------------
(jbrooks@senesco.com)                             John Quirk(jquirk@lhai.com)
 -------------------                              (212) 838-3777
                                                  Bruce Voss
                                                  (bvoss@lhai.com)
                                                   --------------
                                                  (310) 691-7100



              SENESCO TECHNOLOGIES COMPLETES $2.5 MILLION FINANCING

NEW BRUNSWICK, N.J. (February 3, 2004) - Senesco Technologies, Inc. ("Senesco" or the "Company") (AMEX: SNT) has completed a private placement of approximately one million units at $2.37 per unit, comprised of one share of newly issued common stock and a warrant to purchase 0.35 of a share of common stock at an exercise price of $3.79 per share to institutional and other accredited investors. Aggregate proceeds to the Company were approximately $2.5 million. In connection with the private placement, Senesco has agreed to file a registration statement on Form S-3 by March 18, 2004 to register the shares of common stock and the shares underlying the warrants.

"We have been making progress with the research and development of our proprietary Factor 5A gene technology for both agricultural and human health applications," commented Bruce Galton, Senesco's President and CEO. "We believe that this financing provides sufficient funds so that we can continue to execute our operating and research plans at least through June 2005."

ABOUT SENESCO TECHNOLOGIES, INC.

Senesco takes its name from the scientific term for the aging of plant cells: senescence. The Company has developed technology that regulates the onset of cell death. Delaying cell breakdown in plants extends freshness after harvesting, while increasing crop yields, plant size and resistance to environmental stress for flowers, fruits and vegetables. The Company believes that its technology can be used to develop superior strains of crops without any modification other than delaying natural plant senescence. Senesco has begun to explore ways to trigger or delay cell death in mammals (apoptosis) to determine if the technology is applicable in human medicine. Accelerating apoptosis may have applications to development of cancer treatments. Delaying apoptosis may have applications to certain diseases such as Alzheimer's, glaucoma, ischemia and arthritis, among others. Senesco partners with leading-edge companies and earns research and development fees for applying its gene-regulating platform technology to enhance its partners' products. Senesco is headquartered in New Brunswick, New Jersey, and utilizes research laboratories at the University of Waterloo in Ontario, Canada and the University of Colorado in Denver, Colorado.

CERTAIN STATEMENTS INCLUDED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM SUCH STATEMENTS EXPRESSED OR IMPLIED HEREIN AS A RESULT OF A VARIETY OF FACTORS, INCLUDING, BUT NOT LIMITED TO: THE DEVELOPMENT OF THE COMPANY'S GENE TECHNOLOGY; THE APPROVAL OF THE COMPANY'S PATENT APPLICATIONS; THE SUCCESSFUL IMPLEMENTATION OF THE COMPANY'S RESEARCH AND DEVELOPMENT PROGRAMS AND JOINT VENTURES; THE SUCCESS OF THE COMPANY'S LICENSE AGREEMENTS; THE SUCCESSFUL CONVERSION OF THE COMPANY'S LETTER OF INTENT INTO A LICENSE AGREEMENT; THE ACCEPTANCE BY THE MARKET OF THE COMPANY'S PRODUCTS; COMPETITION AND THE TIMING OF PROJECTS AND TRENDS IN FUTURE OPERATING
PERFORMANCE, AS WELL AS OTHER FACTORS EXPRESSED FROM TIME TO TIME IN THE COMPANY'S PERIODIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"). AS A RESULT, THIS PRESS RELEASE SHOULD BE READ IN CONJUNCTION WITH THE COMPANY'S PERIODIC FILINGS WITH THE SEC. THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN ARE MADE ONLY AS OF THE DATE OF THIS PRESS RELEASE, AND THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE SUCH FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES.

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